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                                                                    EXHIBIT 23.2


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 17, 1996, in the Registration Statement (Form S-4) and related Prospectus of Coda Energy, Inc., Diamond Energy Operating Company, Taurus Energy Corp. and Electra Resources, Inc. for the registration of $110,000,000 of its 10 1/2% Series B Senior Subordinated Notes due 2006.


                                                             ERNST & YOUNG LLP



Dallas, Texas
April 8, 1996